UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2017

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32830	20-2760393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave. Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 983-0998

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The disclosure in Item 8.01 below is hereby incorporated by reference into this Item 5.07.

On November 8, 2017, at the Annual Meeting, the Company’s shareholders due to lack of quorum, the Board adjourned the voting for Proposals Three and Four as described in the Company’s proxy statement for the Annual Meeting filed with the SEC on October 10, 2017. Each director nominee was elected and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote, except Proposals Three and Four, which voting was adjourned.

On December 29, 2017, Proposal Three to approve of the grant of 1,900,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting and incentive as set by the board of directors and or the CEO, passed. The final voting results are set below.

For	Against	Abstain
13,513,445	441,330	63,233

The total number of shares of the Company’s common stock voted in person or by proxy at the joint 2016-2017 Annual Meeting, as adjourned for Proposal Three, was 14,018,008 shares, representing approximately 50.24% of the 27,905,272 shares outstanding and entitled to vote at the Annual Meeting.

Item 8.01.	Other Events.

On December 29, 2017, India Globalization Capital (the “Company”) adjourned again the voting for Proposal Four from its Notice of Annual Meeting of Shareholders, dated October 5, 2017. Proposal Four seeks approval of the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P.

The voting on this proposal was adjourned to February 28, 2018, to allow the Company’s stockholders additional time to vote. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders only with respect to the Proposal Four of the Annual Meeting.

The Company encourages all stockholders who have not yet voted to do so before February 28, 2018 at 11:59 p.m., Eastern Standard Time. The stockholders may vote by internet at www.proxyvote.com, or by telephone at 800-454-8683, or by returning a properly executed proxy card to InvestorCom.

A copy of the press release announcing the adjournment of the Annual Meeting voting is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.     Description

99.1                  Press Release dated January 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: January 2, 2018	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.     Description

99.1                  Press Release dated January 2, 2018.